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                                  EXHIBIT 99.1



                       Copyright 1997 Business Wire, Inc.
                                  Business Wire

                            November 28, 1997, Friday


DISTRIBUTION: Business Editors

HEADLINE: Krause's Furniture Anticipates Filing Form S-1 Registration Statement

DATELINE: Brea, California

BODY:

         November 28, 1997--Krause's Furniture, Inc. (Nasdaq: SOFA) today announced that it expects to file a Form S-1 registration statement with the Securities and Exchange Commission on behalf of a selling shareholder for a proposed public offering of approximately 2.1 million shares of the Company's common stock. The Company is considering including up to an additional 1.4 million shares of newly issued common stock in the offering.

The registration statement is expected to be filed by late December, but there can be no assurance that this timetable will be met.

Krause's Furniture, Inc. is a leading manufacturer and retailer of custom-crafted furniture which it sells under the names KRAUSE'S and CASTRO CONVERTIBLES through 81 company-owned retail showrooms in 12 states.


CONTACTS:   Eugene G. Heller/Philip Bourdillon
            Silverman Heller Associates  (310) 208-2550